UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

COLUMBIA BANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

March 13, 2009
Dear Fellow Shareholder:
On behalf of the Board of Directors, I invite you to attend Columbia Bancorp’s 2009 Annual Shareholders Meeting at the Columbia Gorge Discovery Center, 5000 Discovery Drive, The Dalles, Oregon, on Thursday, April 23, 2009, at 2:30 p.m. The Discovery Center will open at 2:00 p.m. and light refreshments will be served. The meeting will begin promptly at 2:30 p.m. in the M.J. Murdock Theater.
The Columbia Gorge Discovery Center is located at the west end of The Dalles. From I-84, take Exit 82. You will follow the Historic Highway #30 West approximately one mile. Turn right on Discovery Drive. There are signs to guide you there.
I hope you will be able to attend the meeting. It is always a pleasure to meet and become better acquainted with the shareholders of Columbia Bancorp.
Following the instructions provided on your proxy card, you can vote anytime, 24 hours a day, via the Internet, by the toll-free number listed on your proxy card or by returning the enclosed paper ballot in the envelope provided. Please do not return the enclosed paper ballot if you are voting by telephone. Internet and telephone voting is fast and convenient, and allows your vote to be immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help Columbia Bancorp reduce postage and proxy tabulation costs. If voting via the Internet or by telephone, please have your proxy card in hand and then follow the instructions.
Thank you for your continued support of Columbia Bancorp.
Very truly yours,
/s/ Terry L. Cochran
Terry L. Cochran
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 23, 2009
ANNUAL MEETING PROXY STATEMENT
PROXIES AND VOTING AT THE ANNUAL MEETING
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
BUSINESS OF THE ANNUAL MEETING
PROPOSAL ONE: ELECTION OF DIRECTORS
NOMINEES FOR ELECTION AS DIRECTORS TO THE BOARD OF DIRECTORS OF COLUMBIA FOR A TERM EXPIRING IN 2010
OTHER BUSINESS
INFORMATION REGARDING EXECUTIVE MANAGEMENT
EXECUTIVE COMPENSATION Compensation Discussion and Analysis
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
EQUITY COMPENSATION INFORMATION
PENSION BENEFITS TABLE
NONQUALIFIED DEFERRED COMPENSATION
POTENTIAL POST-EMPLOYMENT PAYMENTS
DIRECTOR COMPENSATION
PRINCIPAL AUDITOR FEES AND SERVICES
PROPOSALS OF SHAREHOLDERS

COLUMBIA BANCORP
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 23, 2009
TO OUR SHAREHOLDERS:
          NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Shareholders of Columbia Bancorp (“Columbia”), will be held at 2:30 p.m. Pacific Time on Thursday, April 23, 2009, at the Columbia Gorge Discovery Center, 5000 Discovery Drive, The Dalles, Oregon, for the following purposes:
1.	To consider and act upon the election of six (6) directors of Columbia

2.	To transact such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof
          Only shareholders of record at the close of business on February 27, 2009, are entitled to vote at the Annual Meeting or any postponement or adjournment.
          All shareholders are invited to attend the Annual Meeting. If you are not able to do so and wish your shares to be voted, it is important that you vote via Internet, by telephone (see the instructions on your proxy card) or complete, sign, date and promptly return the accompanying proxy in the enclosed postage-paid envelope.

By order of the Board of Directors.
/s/ Staci L. Coburn
Staci L. Coburn
Executive Vice President, Chief Financial Officer and Secretary

March 13, 2009

WE URGE YOU TO VOTE VIA THE INTERNET, BY TELEPHONE OR BY SIGNING AND RETURNING THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

COLUMBIA BANCORP
401 East Third Street, Suite 200
The Dalles, Oregon 97058
(541) 298-6649
ANNUAL MEETING PROXY STATEMENT
Date of Proxy Statement: March 13, 2009
          This Proxy Statement, dated March 13, 2009, is furnished in connection with the solicitation of proxies by the Board of Directors of Columbia Bancorp (“Columbia”) to be used at the 2009 Annual Meeting of Columbia’s shareholders to be held on April 23, 2009, at 2:30 p.m. Pacific Daylight Time, at the Columbia Gorge Discovery Center, 5000 Discovery Drive, The Dalles, Oregon. The approximate date of mailing of this Proxy Statement and the accompanying form of proxy is March 31, 2009. Columbia’s 2008 Annual Report on Form 10-K is being mailed to shareholders of Columbia with this Proxy Statement.
PROXIES AND VOTING AT THE ANNUAL MEETING
          The only class of issued and outstanding stock of Columbia is its common stock, no par value. As of February 27, 2009, the record date for determining shareholders entitled to vote at the Annual Meeting, there were 10,065,219 shares of common stock issued and outstanding. Each shareholder as of the record date is entitled to one vote for each share held on every matter submitted at the Annual Meeting. Shareholders are not permitted to cumulate their votes for directors.
          A majority of the outstanding common stock must be represented at the Annual Meeting in person or by proxy in order to constitute a quorum for the transaction of business. The matters to be voted on must be approved by an affirmative vote of the holders of a majority of the common stock of Columbia, except as otherwise described below. Shareholders who do not vote (either in person, via the Internet, by telephone or by submitting a proxy), including broker non-votes, if any, will be considered abstentions and will not be counted toward the quorum.
          If a proxy in the accompanying form is executed and returned, the shares represented thereby will be voted in accordance with the instructions given in the proxy. If a proxy is executed and returned but no instructions are given, the proxy holders will vote in favor of the Board of Directors’ nominees for directors and at their discretion as to any other matters that may come before the Annual Meeting. Any proxy may be revoked prior to its exercise by giving written notice of revocation to the Corporate Secretary or by submitting to the Secretary a duly executed proxy bearing a later date. The attendance of a shareholder at the Annual Meeting will not revoke such shareholder’s proxy unless the shareholder votes in person at the meeting. Ballots or proxies may be counted by personnel of Columbia’s subsidiary, Columbia River Bank (“CRB”), or by Columbia’s transfer agent, Wells Fargo Shareowner Services.
          The cost of this proxy solicitation will be borne by Columbia. Columbia does not expect to pay any compensation for the solicitation of proxies but may reimburse brokers, banks and other nominees for their expenses in sending proxy material to principals and obtaining their proxies. In addition to the solicitation of proxies by mail, Columbia may also authorize its officers, or the officers and employees of CRB, to solicit proxies from shareholders, either in person or by telephone, fax, e-mail or letter. Such persons will not be specially compensated for these activities.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
          The following table sets forth information regarding ownership of Columbia’s common stock by each person known to Columbia to own more than 5% of the outstanding shares of common stock on February 17, 2009.

	Total
Name and Address of	Beneficial
Beneficial Owner	Ownership [1]	Percent

Wellington Management	746,355	7.4%
Company LLP, and other related entities (1)
75 State Street Boston, MA 02109

(1)	Based on Schedule 13G filed on February 17, 2009, as of December 31, 2008, by Wellington Management Company, LLP (“Wellington”). The Schedule 13G discloses that Wellington had shared voting and investment power as to 746,355 shares beneficially owned (7.4% of the outstanding shares). The Schedule 13G also disclosed that Wellington Management Company, LLP is an investment adviser and its clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, owned securities. Wellington further disclosed that one of its clients, Terrebonne Investors (Bermuda) L.P. (“Terrebonne”) has such powers for more than five percent of the above referenced shares. Terrebonne separately filed Schedule 13G on July 25, 2008, as of July 15, 2008, disclosing that it had shared voting and investment powers as to 512,292 shares beneficially owned.
          The following table sets forth the shares of Columbia’s common stock owned by each director of Columbia and CRB, each nominee for election as a director, each of the executive officers of Columbia and all executive officers and directors as a group on February 24, 2009.

	Direct				Total
	Beneficial	Indirect Beneficial		Exercisable	Beneficial	Percent of
Name of Beneficial Owner	Ownership	Ownership		Options [4]	Ownership [5]	Class

Charles F. Beardsley	—	100,000	[6]	—	100,000	(*	)
Richard E. Betz	28,213	—		5,830	34,043	(*	)
William A. Booth	113,416	—		5,830	119,246	1.2%
Lori R. Boyd	3,055	—		3,080	6,135	(*	)
Robert V. Card	5,698	2,066	[7]	3,060	10,824	(*	)
Dennis L. Carver	57,090	1,959	[8]	7,524	66,573	(*	)
Roger L. Christensen [1]	22,375	2,900	[9]	—	25,275	(*	)
Staci L. Coburn	4,440	1,414	[10]	3,214	9,068	(*	)
Terry L. Cochran	244,616	148,516	[11]	5,830	398,962	4.0%
R. Shane Correa	8,018	2,317	[12]	16,456	26,791	(*	)
James J. Doran	14,507	—		3,080	17,587	(*	)
Christine M. Herb	4,277	58	[13]	—	4,335	(*	)
Craig B. Hummel	2,292	—		—	2,292	(*	)
Jean S. McKinney	17,834	1,089	[14]	9,772	28,695	(*	)
Donald T. Mitchell	18,103	16,863	[15]	5,830	40,796	(*	)
Craig J. Ortega	21,969	8,446	[16]	52,108	82,523	(*	)
Greg B. Spear [2]	7,089	1,118	[17]	—	8,207	(*	)
Dr. Frank K. Toda [3]	7,187	—		—	7,187	(*	)

All Directors and Executive Officers as a Group (18 persons)	580,179	286,746		121,614	988,539	9.8%

*	Less than 1%

(1)	Mr. Christensen resigned his position effective October 6, 2008.

(2)	Mr. Spear resigned his position effective November 3, 2008.

(3)	Dr. Toda is a board nominee pending approval by the Federal Deposit Insurance Corporation and the Oregon Division of Finance and Corporate Securities, our primary regulators.

(4)	Shares of common stock subject to options currently exercisable or exercisable within 60 days after February 24, 2009, are deemed outstanding for the purpose of computing the percentage ownership interest of the person holding such options, but are not deemed outstanding for the purpose of computing the percentage ownership for any other person.

(5)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares. Applicable percentage ownership is based on 10,065,219 aggregate shares outstanding as of February 24, 2009. Each person identified herein disclaims beneficial ownership of shares attributed to him or her in accordance with such rules except to the extent of his or her pecuniary interest in such shares.

(6)	Includes 83,000 shares held in trust and 17,000 shares held in Mr. Beardsley’s spouse’s trust.

(7)	Represents 2,066 shares held through Columbia Bancorp’s Employee Stock Ownership Plan (“ESOP.”) All ESOP participants are eligible to vote their shares of common stock as allocated by the ESOP trustees, as of the record date. Any unallocated ESOP shares as of the record date are not eligible to be voted.

(8)	Includes 1,408 shares for which Mr. Carver’s spouse serves as custodian for the benefit of their child and over which Mr. Carver shares voting and investment power and 551 shares held in his spouse’s IRA.

(9)	2,900 shares held through the ESOP.

(10)	1,414 shares held through the ESOP.

(11)	148,516 shares held by Mr. Cochran’s spouse in which Mr. Cochran disclaims beneficial ownership.

(12)	2,317 shares held through the ESOP.

(13)	58 shares held through the ESOP.

(14)	1,089 shares owned by Ms. McKinney’s son as to which Ms. McKinney disclaims beneficial ownership.

(15)	16,863 shares held through Mr. Mitchell’s retirement plan.

(16)	Includes 7,958 shares held through the ESOP and 488 shares held in Mr. Ortega’s spouse’s IRA as to which Mr. Ortega disclaims beneficial ownership.

(17)	1,118 shares held through the ESOP.
BUSINESS OF THE ANNUAL MEETING
          Management knows of one matter, discussed below, to be considered at the Annual Meeting.
PROPOSAL ONE: ELECTION OF DIRECTORS
Election of Directors
          Under Columbia’s Articles of Incorporation, Columbia’s Board is phasing in the declassification of terms of its Board of Directors to require that all directors stand for election annually in a manner that does not affect the unexpired terms of previously-elected Directors. Prospective Board members are nominated to one year terms. The Board may have no more than twelve (12) members in total.

          The Columbia Board has nominated Richard E. Betz, Dennis L. Carver, James J. Doran, Jean S. McKinney, Donald T. Mitchell and Dr. Frank K. Toda, pending approval by the Federal Deposit Insurance Corporation and the Oregon Division of Finance and Corporate Securities, our primary regulators, for one year terms expiring in 2010. All nominees were recommended on behalf of the Board of Directors for selection by the Governance Committee. All nominees, except for Dr. Frank K. Toda, currently serve on Columbia’s Board and on the Board of Columbia’s subsidiary, CRB. Columbia became the holding company for CRB on October 2, 1995.
          Although Columbia knows of no reason why any of the nominees may be unable or unwilling to serve, if any nominee becomes unable or unwilling to serve, it is the intention of the persons named in the proxy to vote for any substitute nominee the Board of Directors of Columbia may recommend.
NOMINEES FOR ELECTION AS DIRECTORS TO THE BOARD OF DIRECTORS OF COLUMBIA
FOR A TERM EXPIRING IN 2010
          Richard E. Betz, 66, director since 2000. Mr. Betz has served as Chairman since April 2005. He is Vice President of Royale Columbia Farms, Inc., a potato farming operation in Hermiston, Oregon. Mr. Betz is also President of Bud-Rich Potato, Inc., a potato packing operation and onion marketing company. He has held these positions for more than five years.
          Dennis L. Carver, 59, director since 1997. Mr. Carver served as director of Klickitat Valley Bank from 1984 until its acquisition by Columbia in 1997. He is owner of the Goldendale Chiropractic Clinic in Goldendale, Washington, where he provides chiropractic services. Mr. Carver has held this position for more than five years.
          James J. Doran, 59, director since 1998. Mr. Doran served as director of Valley Community Bancorp from 1986 until its acquisition by Columbia in 1998. He operates three auto dealerships in McMinnville, Oregon. Mr. Doran has held this position for more than five years.
          Jean S. McKinney, 70, director since 1994. Ms. McKinney serves as President and Business Manager for McKinney Ranches, Inc., a grain farming business in Wasco, Oregon. She has held this position for more than five years.
          Donald T. Mitchell, 64, director since 1996. Mr. Mitchell served as director of Juniper Banking Company from 1988 until its merger with CRB in 1995. He was previously a partner in Lacy Forest Products, a lumber brokerage firm, until his retirement in 1999. Mr. Mitchell is presently retired in Redmond, Oregon.
          Dr. Frank K. Toda, 60, Dr. Toda is presently President of Columbia Gorge Community College and has served in this capacity since 2001. Prior to this, he led a distinguished 30-year career in the U.S. Air Force including assignments as director of training, Chief Financial Officer and program manager for the Department of Defense. Dr. Toda has served ten consecutive terms on the Baldrige Board of Examiners, a review board for the Malcolm Baldrige National Quality Award.
          To be elected, each nominee must receive the affirmative vote of the holders of a majority of Columbia’s common stock represented in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will have the effect of votes against the nominee.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS OF COLUMBIA RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE NOMINEES LISTED ABOVE.

Directors Continuing in Office
          Charles F. Beardsley, director since 1994. Mr. Beardsley is principal owner of Hershner & Bell Realty, Inc., a real estate brokerage firm in Hood River, Oregon. He has held this position for more than five years.
          William A. Booth, director since 1977. Mr. Booth previously served as a principal in Booth & Kelly Real Estate, a real estate agency in The Dalles, Oregon, until his retirement in 2008. He held this position for more than five years.
          Terry L. Cochran, director since 1981. Mr. Cochran is President and Chief Executive Officer of Columbia and CRB and has held these positions since October 2008; he was retired from May 2001 until October 2008. Mr. Cochran previously served as President and Chief Executive Officer of Columbia from its inception in 1995 until his retirement in May 2001, and President and Chief Executive Officer of CRB from April 1981 to May 1999.
          All directors currently serve on both Columbia’s Board and the Board of CRB. Columbia became the holding company for Columbia River Bank on October 2, 1995. Where the date of commencement of directors’ service includes service prior to October 2, 1995, they also served as a director of CRB.
          The following table sets forth the term expiration dates of the directors of Columbia continuing in office:

NAME	AGE	POSITION	TERM EXPIRES

Charles F. Beardsley	68	Director	2010
William A. Booth	68	Director	2010
Terry L. Cochran	64	Director	2010
          The Board of Directors has determined that all Directors of Columbia and CRB are independent with the exception of Mr. Cochran.

Board Committees of Columbia Bancorp
     Meeting Attendance
          The Board of Directors of Columbia held ten regular and four special meetings during 2008. Each member has exceeded the Securities and Exchange Commission’s minimum requirement of attending at least 75% of Board meetings and of those committees on which he or she served in 2008. Although Columbia does not have a formal policy regarding director attendance at the annual meeting, past practice is that all Directors have attended the annual meeting. All Directors attended the 2008 Annual Shareholder Meeting.
          The Columbia Board of Directors has four committees: the Governance Committee, the Audit/Examination Committee, the Compensation/Human Resources Committee and the Safety and Soundness Committee. The members of the committees are identified in the following table.

Compensation/
		Audit/	Human	Safety and
Director	Governance	Examination	Resources	Soundness
Charles F. Beardsley		☑
Richard E. Betz	☑		Chair	☑
William A. Booth	Chair
Lori R. Boyd		☑		☑
Dennis L. Carver	☑		☑
Terry L. Cochran
James J. Doran			☑
Jean S. McKinney		Chair
Donald T. Mitchell				Chair
     Governance Committee
          The members of the Governance Committee are Chairperson William A. Booth and Director Nominees Richard E. Betz and Dennis L. Carver. The Columbia Governance Committee acts for Columbia’s Board on matters requiring prompt action and may perform such other functions as may be requested from time to time by the Board. All committee members are independent. The committee is responsible for annual board evaluations, director nominations, including the selection process, and setting corporate guidelines for committee charters and board training.
          The Governance Committee has no formal procedure to receive shareholder nominations. However, the Governance Committee would consider shareholder recommendations for candidates to serve on the Board of Directors. Upon receipt of such a recommendation, the Governance Committee would review the prospective nominees, identifying and approving those qualified to serve in the same manner in which other candidates who are not incumbent directors are evaluated. The Committee does not maintain any specific minimum qualifications that nominees must meet and has not specified any specific qualities or skills necessary for services as a director. A majority vote is needed of all independent directors for a nominee to be selected. The Board of Directors will consider any written recommendations sent to the attention of the Board at Columbia’s administrative offices at PO Box 1050, The Dalles, Oregon 97058.
          A copy of the charter of the Governance Committee is available on Columbia’s website at www.columbiabancorp.com. The Governance Committee met three times in 2008.

     Audit/Examination Committee
          The members of the Audit/Examination Committee are Chairperson and Director Nominee Jean S. McKinney and Directors Charles F. Beardsley and Lori R. Boyd, all of whom are independent under the applicable stock exchange listing standards, as determined by the Board. In addition, no committee member participated in the preparation of the financial statements of Columbia or its subsidiaries at any time during the past three years. The Audit/Examination Committee reviews the scope of internal and external audit activities, as well as serving in an oversight role for the financial reporting process, determining the hiring and separation of Columbia’s independent registered accounting firm, approving non-audit services and compensation and approving Columbia’s financial statements, audit reports and Securities Exchange Act disclosures. The Audit/Examination Committee has established procedures for receiving, retaining and addressing accounting and audit-related complaints. These procedures also provide for the confidential and anonymous submission of such complaints by employees. The Board of Directors has determined that with the departure of Ms. Boyd in April 2009, the audit committee will not have an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission serving on the audit committee. However, Dr. Frank K. Toda qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. If elected to the board, Dr. Toda will be appointed to serve as a member of the Audit/Examination Committee and will designated as the audit committee financial expert. The committee met 12 times in 2008. A copy of the charter of the Audit/Examination Committee is available on Columbia’s website at www.columbiabancorp.com.
     Compensation/Human Resources Committee
          The members of the Compensation Committee are Chairperson and Director Nominee Richard E. Betz and Director Nominees Dennis L. Carver and James J. Doran. The committee serves as the Executive Compensation Committee, recommends appropriate executive compensation, benefits and employment contracts, and evaluates the performance of the President and Chief Executive Officer. The Board of Directors has delegated authority to the Compensation Committee to approve compensation for the President and the CEO. All committee members are independent. The committee met once during 2008. A copy of the charter of the Compensation Committee is available on Columbia’s website at www.columbiabancorp.com.
     Safety & Soundness Committee
          The members of the Safety & Soundness Committee are Chairperson and Director Nominee Donald T. Mitchell, Lori R. Boyd and Director Nominee Richard E. Betz. The committee, with management, is responsible for the oversight of strategic planning and budgeting for a three-year period, including, but not limited to, balance sheet growth, revenue projections and tolerance levels of key financial ratios and benchmarks. All committee members are independent. The committee met 11 times during 2008.
          On February 9, 2009, Columbia’s wholly owned subsidiary, CRB, entered into an Order to Cease and Desist with the FDIC and the Oregon Division of Finance and Corporate Securities (“DFCS”) regarding certain allegedly unsafe and unsound practices conducted by CRB in connection with a regulatory examination completed in September 2008. In entering into the order, CRB did not admit or deny the allegations contained in the order, which included operating with management and policies that were detrimental to CRB; operating without adequate board of directors supervision over management; operating with inadequate capital, inadequate loan valuation reserves and poor loan quality; operating in a manner that produces operating losses; operating with inadequate provision for liquidity; and violating certain banking regulations that relate to credit, deposit and liquidity requirements for insured banks.
          In the fall of 2008, prior to entering into the regulatory order, CRB and Columbia established a Safety & Soundness Committee of the Board of Directors in order to promote prompt corrective action in light of the economic environment, in addition to ensuring immediate and thorough responses to the order and to remedy the deficiencies alleged therein.

Board Committees of Columbia River Bank
          CRB has four board committees: the Loan Committee, the Audit/Examination Committee and the Investment/Asset-Liability Committee. The members of the committees are identified in the following table.

		Audit/	Investment/
Director	Loan	Examination	Asset-Liability
Charles F. Beardsley	Chair	☑
Richard E. Betz			☑
William A. Booth	☑
Lori R. Boyd		☑	☑
Dennis L. Carver
Terry L. Cochran
James J. Doran	☑
Jean S. McKinney		Chair
Donald T. Mitchell			Chair
          The roles and responsibilities of CRB board committees are substantially similar to the roles and responsibilities of Columbia’s board committees.
Communications with the Board
          Shareholders may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-employee directors as a group, at the following address:
Corporate Secretary
Columbia Bancorp
401 E Third Street, Suite 200
PO Box 1050
The Dalles OR 97058
Attn: Board of Directors
          Columbia will receive and process communications before forwarding them to the addressee. Directors generally will not be forwarded shareholder communications that are primarily commercial in nature, relate to improper or irrelevant topics, or request general information about Columbia. At each Board meeting, a member of management presents a summary of all communications received since the last meeting that were not forwarded and makes these communications available to the Board on request.
OTHER BUSINESS
          Columbia’s management knows of no other matters to be brought before the Annual Meeting for a vote. However, if other matters are presented for a vote at the Annual Meeting, the proxy holders will vote the shares represented by properly executed proxies according to their best judgment on those matters. At the Annual Meeting, management will report on Columbia’s business, and shareholders will have an opportunity to ask questions. For information concerning the procedures provided by Columbia’s Articles of Incorporation for the presentation of business by shareholders at an annual meeting, see the section below entitled “PROPOSALS OF SHAREHOLDERS.”

INFORMATION REGARDING EXECUTIVE MANAGEMENT
Executive Officers
          The following table sets forth summary information about the Executive Officers of Columbia and CRB.

			YEARS OF
			BANKING/INDUSTRY
NAME	AGE	POSITION	EXPERIENCE

Terry L. Cochran	64	President and Chief Executive Officer of Columbia and CRB	43

Staci L. Coburn	39	Executive Vice President and Chief Financial Officer of Columbia and CRB	13

R. Shane Correa	43	Executive Vice President and Chief Banking Officer of CRB	21

Robert V. Card	58	Executive Vice President and Director of Risk Management of CRB	41

Craig B. Hummel	56	Executive Vice President and Chief Credit Officer of CRB	31

Christine M. Herb	45	Executive Vice President and Chief Information Officer of CRB	22

Craig J. Ortega	52	Executive Vice President of CRB	29
          Terry L. Cochran has served as President and Chief Executive Officer of Columbia and CRB since October 2008. Mr. Cochran is a graduate of the Pacific Coast Banking School at the University of Washington. He is a member of the Oregon Bankers Association and was inducted into the Association’s Hall of Fame in 2001. See “Directors Continuing in Office” for more information about Mr. Cochran.
          Staci L. Coburn was named Executive Vice President and Chief Financial Officer of Columbia and CRB in November 2008. She joined Columbia as Financial Assistant in April 1998 and remained in that position through April 2000. She was promoted to the role of Assistant Vice President and Accounting Manager and served in that capacity from April 2000 to November 2001. Ms. Coburn was Vice President and later Senior Vice President and Controller from November 2001 through September 2007. Most recently, she was Corporate Vice President and Chief Accounting Officer of CRB and Principal Accounting Officer of Columbia from September 2007 until November 2008. She holds a B.B.A. degree in accounting from Boise State University and is a licensed Certified Public Accountant in the State of Oregon. Ms. Coburn has 13 years combined banking and accounting-related experience.
          R. Shane Correa has served as Executive Vice President and Chief Banking Officer of CRB since September 2004. He joined CRB in July 1998, and served as Vice President and Manager of the Hermiston Branch until May 2001, Senior Vice President and Regional Manager from May 2001 to July 2003 and Executive Vice President and Regional President from July 2003 until September 2004. Mr. Correa holds a B.S. degree in Agricultural Business Management from Oregon State University and is a graduate of Western School of Bank Management. He has 21 years of banking experience.
          Robert V. Card was named Executive Vice President and Director of Risk Management of CRB in January of 2007. He joined CRB in August 1998 as a Commercial Loan Officer and served in that role until November 1999. He was Credit Review Officer from November 1999 to April 2000, Vice President and Credit Review Officer from April 2000 until August 2001, and then Vice President and Audit Manager from August 2000 through July 2003. From July 2003 through January 2007, he served as Senior Vice President and Audit Manager. Mr. Card holds a B.S. degree in Business Administration from Portland State University and is also an honor graduate of Western Agricultural Banking School, where he sat on the faculty for over 10 years. He has 41 years of banking experience.

          Craig B. Hummel joined CRB as Executive Vice President and Chief Credit Officer of CRB in March 2008. Prior to joining CRB, Mr. Hummel’s was Senior Vice President, Regional Credit Administrator for West Coast Bank from December 1999 to March 2008, where he oversaw credit approvals for six commercial lending teams, encompassing a broad range of C & I, Agricultural and Real Estate lending. He holds a B.S. degree in Social Science from the University of Oregon. He is also a graduate of Pacific Coast Banking School at the University of Washington and an honors graduate of Western Agricultural School at Washington State University. Mr. Hummel has 31 years of banking experience.
          Christine M. Herb joined CRB as Executive Vice President and Chief Information Officer of CRB in December 2006. Prior to joining CRB, Ms. Herb served as Director of IT Applications for Nationwide Insurance from June 2000 until December 2006. Ms. Herb was Merger Project Manager for Fred Meyer/Kroger, Inc., where she was employed from 1993 to 2000. Ms. Herb has 21 years of information technology experience. She is a member of the Project Management Institute, is a certified Project Manager Professional, and is CSPM certified with the Quality Assurance Institute. Ms. Herb holds a B.S.B.A. in Computer Information Systems from Suffolk University.
          Craig J. Ortega has served as Executive Vice President of CRB since October 2008. He joined CRB in May, 1995 and served as President and Chief Executive Officer of CRB from May 1999 until May 2001 and Executive Vice President and Head of Community Banking from May 2001 until September 2004. Mr. Ortega served as Executive Vice President and Chief Operating Officer of CRB from September 2004 until August 2006. He then served as President and Chief Operating Officer from August 2006 until January 2007. Most recently Mr. Ortega served as President of CRB from January 2007 until October 2008. He has 29 years of banking experience. Mr. Ortega attended Blue Mountain Community College and holds a B.S. degree in Business Administration from Eastern Oregon State College, and is a graduate of the Pacific Coast Banking School at the University of Washington. Mr. Ortega presently serves as chairman of the board of Independent Community Banks of Oregon.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
          Executive Compensation Overview The goal of the Compensation Committee of Columbia’s Board of Directors is to attract and retain high caliber executive talent. The committee has two objectives: first, to set compensation levels consistent with Columbia’s Strategic Plan and Mission Statement, which are updated annually; second, to align total executive compensation with corporate performance and with the interests of shareholders. Consistent with the second objective, total executive compensation for 2008 was significantly lower than recent years due to poor financial results and the resulting impact on shareholders. The committee considers corporate performance measures such as return on equity, asset growth and loan quality; however, it does not apply any specific quantitative formula in making compensation decisions, other than in the determination of incentive cash compensation. In 2008, compensation for Columbia and CRB executives included various combinations of the following:
•	Base salary

•	Performance-based incentive compensation

•	Post-retirement salary continuation benefits

•	Deferred compensation benefits

•	Equity compensation in the form of stock options and/or stock award grants

•	Participation in Columbia’s 401(k) plan, including employer matching contributions

•	Participation in Columbia’s employee stock ownership plan (“ESOP”)

•	Vacation and sick leave benefits

•	Relocation benefits

•	Perquisite benefits including certain club memberships and use of company vehicles and cell phones

          Columbia has not engaged the services of an outside compensation consultant in the design and analysis of its executive compensation practices. Instead, the Chief Executive Officer and Board Compensation Committee review and prepare all executive compensation components and amounts, presenting their recommendations to the full Board for approval. This review includes benchmark comparisons of nine to 12 peer group banks with assets between $750 million and $2 billion.
Elements of Compensation
          Base Salary Columbia and CRB provide named executive officers with a competitive base salary. The salaries for each executive are determined by his/her position, level of responsibility, experience, knowledge skills and abilities. Northwest community bank peer groups are reviewed and factored into the process to ensure fair rates of compensation in a competitive labor market. Our total compensation strategy is designed as a moderate plan designed to follow the market trends. Our base compensation is designed to place new executives in the low to median range of the peer group, with incentive compensation comprising up to half of annual executive compensation.
          Each of Columbia’s outside directors completes a written evaluation of the performance of Columbia’s Chief Executive Officer annually. The evaluations are summarized by the Chairman of the Columbia Board and discussed by the Compensation Committee and then reviewed with the Chief Executive Officer. The Chief Executive Officer prepares annual reviews of other Columbia and CRB executive officers and discusses them with the committee.
          Performance-Based Incentive Compensation For 2009, Columbia has not adopted a performance-based incentive compensation plan due to poor financial performance in 2008. Moreover, no 2008 incentive compensation was paid due to poor financial performance. For 2008 and prior years, incentive compensation was calculated based on a combination financial performance measures and non-financial operational goals. Financial performance goals included return on average equity, core deposit growth, loan quality, asset growth and loan growth. The Compensation Committee determined the relative weighting of each financial and non-financial goal, as well as the range of target levels. At year-end, the target level achieved for each performance measure was combined to calculate the final incentive compensation award. The incentive compensation program was designed to achieve the following:
•	Measure performance in an objective rather than subjective manner

•	Simplify monitoring

•	Focus on major areas of responsibility

•	Increase profitability by rewarding executives for performance in excess of goals

•	Reward teamwork focused on company goals

•	Relate pay to performance in a timely manner

•	Provide a competitive compensation program with the goal of recruiting and retaining top performing employees
          Retirement Plans In 2002, CRB entered into salary continuation and deferred compensation plan agreements to provide incentives for key personnel to remain in the long-term employ of Columbia and CRB (see narrative following Pension Benefit and Deferred Compensation Tables for additional plan detail). The deferred compensation plan was terminated effective December 31, 2008 and participant balances were distributed on January 2, 2009. Executives and former executives covered by such agreements include: Messrs. Correa, Card, Ortega, Christensen and Spear and Ms. Herb. Copies of the agreements are incorporated by reference into Columbia’s Form 10-K for the 2008 fiscal year. Mr. Christensen relieved Columbia of its salary continuation obligation upon his resignation in October 2008.
          Columbia also maintains an Employee Stock Ownership Plan (the “ESOP”) and a 401(k) Plan for the benefit of all employees qualifying under the plans.

          Under the ESOP, employees of Columbia and CRB, including executive officers, who have been credited with at least 1,000 hours of service in the prior year and have attained age 20, are eligible to participate in the ESOP. Primary funding sources for the ESOP include cash dividends paid on Columbia stock, plan contributions made by CRB and interest earned on money market instruments held by the plan. Participants are not permitted to contribute to the plan. Columbia’s ESOP contributions are based on a calculation guideline of approximately 1% of expected base compensation, including salaries, commissions and overtime; contributions are accrued as long as they do not jeopardize the minimum financial targets approved by the Board of Directors. Due to 2008 financial performance, Columbia did not contribute to the ESOP. Assets of the ESOP are used primarily to purchase shares of Columbia’s common stock. Terms of the ESOP provide that the ESOP may not purchase Columbia common stock for a price in excess of its fair market value as reported on the NASDAQ exchange. On December 31, 2008, the ESOP held 1,414, 2,317, 2,066, 7,958, 2,900 and 1,118 shares of Columbia stock and a cash balance of $85, $143, $123, $343, $164 and $0 for the accounts of Ms. Coburn, Messrs. Correa, Card, Ortega, Christensen and Spear, respectively. All shares are fully vested and dividends are paid to the executives’ accounts under the ESOP. Mr. Cochran had no vested shares in the ESOP as of December 31, 2008. As of December 31, 2008, the ESOP held 245,063 shares of Columbia common stock. At that date, the ESOP held $16,301 in cash and had 391 plan participants.
          Under CRB’s 401(k) Plan, executive officers and employees of Columbia and CRB may elect to defer up to the Internal Revenue Service limit of their compensation, and CRB may elect to make matching contributions to the accounts of executive officers and employees of Columbia and CRB equal to 100% of the first 4% of compensation that any executive officer or employee elects to defer, subject to limitations under the Internal Revenue Code of 1986. During 2008, the Board approved the 4% match for all contributions made during 2008, but elected to suspend matching contributions for the 2009 plan year. Participant contributions are self-directed and are distributed to employees upon retirement, permanent disability, death, termination of employment or the occurrences of conditions constituting extraordinary hardship.
          Stock Incentive Plan In accordance with Columbia’s 1999 Stock Incentive Plan, amended in 2008 (“SIP”), the Board, at its discretion, periodically awards incentive compensation in the form of stock option and restricted stock grants to executive officers, Board members and other employees. All stock options and grants are issued at fair market value as of the date of the award. Equity compensation enables Columbia and CRB to attract and retain qualified and talented employees and Board members by offering them an opportunity to participate in the growth and ownership of Columbia. There is no formal equity compensation policy, and grants may, but are not required, to be awarded annually. Factors influencing the Board’s decision to grant equity compensation include, but are not limited to: past practice and history of equity compensation grants; competitive market conditions; financial effects of the equity compensation; recommendations from the Chief Executive Officer with respect to executive officers other than himself; desire to provide incentives in attracting new hires, limitations set by stockholders and alignment with shareholder expectations.
          Death Benefit Compensation In connection with the retirement agreements outlined above, CRB purchased certain life insurance policies referred to as bank-owned life insurance (“BOLI.”) Through November 30, 2007, the Split Dollar Plan (“SDP”) allowed participants the right to designate a beneficiary of a pre-established portion of the death proceeds. The participants in the SDP were Messrs. Christensen, Spear, Ortega and Correa. CRB is the sole owner of the policies and was the beneficiary of death proceeds in excess of the participants’ share. Each participant had a tax liability for the imputed economic benefit on an annual basis, which is reported in the “Other Compensation” column of the ‘Summary Compensation Table.”

          As of November 30, 2007, the SDP was terminated for Messrs. Correa, Ortega, Christensen and Spear, along with their rights to name the beneficiary of a portion of the death proceeds. Simultaneously, the Executive Salary Continuation Agreement (“ESCA”) for each of these executives was amended to pay an additional taxable death benefit to the participants’ beneficiaries if death occurred during active employment with CRB. The additional ESCA death benefit amounts were set equal to the amounts provided by the SDP prior to its termination ($250,000 for Mr. Christensen and $165,000 for Messrs. Correa, Ortega and Spear). The participants no longer incur a tax liability for an imputed economic benefit on an annual basis and CRB is now the sole owner and beneficiary of the BOLI policies on the lives of all executive officers who are, or will become, eligible under the plan. As noted above, Mr. Christensen forfeited his benefits under the ESCA upon his resignation in October 2008.
          Severance Plan Severance plan benefits are contractually outlined in the executives’ employment and salary continuation plan agreements. Severance benefits are provided in the agreements with Mr. Correa, Card, Ortega and Ms. Herb. The agreements provide for lump-sum payments and acceleration of salary continuation plan benefits. In addition, unvested equity compensation may fully vest in the event of termination. For purposes of this plan, a period of continuous full-time employment for six months or more in a calendar year shall count as a full calendar year. If, for any period, the executive officer has been employed simultaneously by Columbia or CRB and by one or more of its affiliates, such period shall count only once in determining the severance payment under this agreement. The severance payment will be paid in full within thirty (30) days of the date of the executive officer’s termination. The termination of an executive officer’s employment with Columbia or CRB shall constitute a tender by said executive officer of his or her resignation as an officer of Columbia or CRB and as a member of any Board of Directors or Board committees of Columbia, CRB or their affiliates if the executive officer is a member thereof at the time of the termination. If employment is terminated by the executive officer with cause or by Columbia or CRB without cause, the executive officer shall be paid all base salary and benefits accrued under the agreement as of the termination date. The executive officer shall also be entitled to a severance payment equal to the lesser of (1) four month’s base salary as of the date of termination multiplied by the number of full calendar years employee has been employed by Columbia or CRB, or its predecessors, or, (2) one month’s base salary as of the date of termination multiplied by twenty-four (24).
          Change in Control Benefits A change in control results from a change of ownership in which a new management team will oversee Columbia’s day-to-day and long-term strategic plans. If a change in control should occur and the executive officer is retained by the new owner, there is a period of two years following such change in control in which the executive officer’s employment agreement remains in effect with respect to benefits associated with the change in control contract terms. If a change in control of Columbia occurs while employment agreements are in effect, executive officers shall have ninety (90) days following the date such change in control becomes effective to elect to terminate employment with Columbia or CRB with cause. If the executive officer elects to terminate, he or she shall receive all payments and benefits due them under their employment agreement. Following such a change in control, if an executive officer is offered an executive officer position with the acquiring company with significant responsibility and compensation commensurate (and substantially equivalent to his or her previous compensation) with such responsibility, and the executive officer nonetheless elects to terminate his or her employment under the agreement, the executive officer shall be entitled to a maximum severance payment equal to one month’s base salary as of the date of termination multiplied by nine (9).

          Other Compensation Columbia and CRB provide executive officers with, and annually review; certain perquisites and personal benefits the Compensation Committee believes are in keeping with the overall compensation philosophy set forth by the Board of Directors. Other perquisites and benefits include company-provided vehicles and/or access to company automobiles (personal mileage reimbursed at a standard rate), social, country club and gym memberships paid in part by Columbia and CRB and treated as taxable income to the executive officers, use of company cell phones with personal usage reimbursed to Columbia, and social outings for purposes of networking and public relations. Due to financial performance and cost savings initiatives, benefit payments for social, country club and gym memberships were discontinued for 2009. Columbia and CRB also offer executive officers benefits on the same terms as other employees. Those benefits include medical, dental and life insurance as well as discounts on CRB products.
          Relocation benefits are also reimbursed and treated as taxable income as per IRS regulations; while most relocations follow the policy, some are negotiated on an individual basis. The purpose of this policy is to ensure executive officers and their families, as well as all other employees, are able to maintain an equal financial position as it relates to their residential dwellings and out-of-pocket relocation-related expenses. In order to be eligible for the relocation benefit, all employees must meet the following criteria: the employee’s new principal workplace must be at least 50 miles from current workplace; the program may be used only once every two years from the date of the last relocation agreement, unless Columbia or CRB has requested the transfer, and the employee must remain in a relocated position for 12 months. If these conditions are not met, the employee will be required to repay a pro-rata share of the total amount paid in the package. All benefits are treated accordingly under IRS statutes as qualified and non-qualified expenses. Whenever possible, Columbia and CRB pay IRS-qualified moving expenses directly rather than by reimbursing the employee. No relocation benefits were paid to executive officers during 2008.
          The Compensation Committee believes that the programs for executive officer compensation serve the interests of Columbia’s shareholders by incenting executive officers to contribute to the overall long-term success and value of Columbia.

SUMMARY COMPENSATION TABLE

									Change in Pension
									Value and
									Nonqualified
							Non-Equity		Deferred	All Other
					Stock Awards	Option	Incentive Plan		Compensation	Compensation
Name and Principal Position	Year	Salary ($) [1]		Bonus ($) [2]	($) [3]	Awards ($) [3]	Compensation ($)		Earnings ($) [11]	($)		Total ($)

Terry L. Cochran	2008	28,692	[4]	—	—	—	—		—	1,107	[13]	29,799
President and Chief Executive Officer of Columbia and CRB
Staci L. Coburn	2008	124,167		—	15,795	—	—		—	11,944	[14]	151,906
Executive Vice President and Chief Financial Officer of Columbia and CRB
R. Shane Correa	2008	140,500		—	36,255	534	—		16,822	16,238	[15]	210,349
Executive Vice President,	2007	136,250		—	38,455	1,322	62,218		27,600	19,962		285,807
Chief Banking Officer of CRB	2006	125,292		—	25,564	3,267	119,700		35,357	59,801		368,981
Robert V. Card	2008	140,000		—	21,992	—	—		28,977	11,825	[16]	202,794
Executive Vice President,	2007	122,500		—	19,536	—	32,791		11,430	45,492		231,749
Director of Risk Management of CRB
Craig J. Ortega	2008	140,500		—	36,255	534	—		51,836	16,287	[17]	245,412
Executive Vice President	2007	137,750		—	34,086	1,322	62,302	[5]	46,319	17,284		299,063
of CRB	2006	127,125		—	25,564	3,267	121,880	[6]	85,419	16,000		379,255
Roger L. Christensen	2008	205,576		—	21,086	1,335	—		59,707 [12]	15,723	[18]	303,427
Former President and Chief	2007	255,000		—	40,971	3,306	108,983	[7]	63,184	17,512		488,956
Executive Officer of Columbia	2006	220,000		—	25,564	58,801	280,500	[8]	97,523	18,346		700,734
Chief Executive Officer of CRB
Greg B. Spear	2008	163,772		—	18,092	534	—		16,539	13,640	[19]	212,577
Former Vice Chair and Chief	2007	169,250		—	41,460	1,322	65,371	[9]	31,852	121,646		430,902
Financial Officer of Columbia	2006	145,708		—	25,564	3,267	168,800	[10]	45,404	37,024		425,767
and CRB

(1)	Salary compensation includes only base wages for all named executive officers.

(2)	Columbia and CRB did not award any cash bonuses based on non-established performance targets in 2008, 2007 or 2006.

(3)	The amounts disclosed in the “Stock Awards” and “Option Awards” columns represent amounts recognized as expense for equity awards for financial statement reporting purposes for the years ended December 31, 2008, 2007 and 2006, in accordance with Statement of Financial Accounting Standards No 123 (R), “Share-Based Payments” (SFAS 123(R).) This includes amounts related to awards granted in and prior to 2008, 2007 and 2006. Assumptions used in the calculation of these amounts are described in Note 3 of Columbia’s audited financial statements for the year ended December 31, 2008 and Note 2 of Columbia’s audited financial statements for the years ended December 31, 2007 and 2006, and are included in Columbia’s Annual report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2009 (2008 Annual Report), March 17, 2008 (2007 Annual Report) and March 15, 2007 (2006 Annual report.)

(4)	Mr. Cochran’s salary on an annual basis is $144,000.

(5)	Non-equity incentive plan compensation earned in 2007, paid in 2008 includes deferred compensation in the amount of $15,575 for the bonus of Mr. Ortega.

(6)	Non-equity incentive plan compensation earned in 2006, paid in 2007 includes deferred compensation in the amount of $30,470 for the bonus of Mr. Ortega.

(7)	Non-equity incentive plan compensation earned in 2007, paid in 2008 includes deferred compensation in the amount of $27,246 for the bonus of Mr. Christensen.

(8)	Non-equity incentive plan compensation earned in 2006, paid in 2007 includes deferred compensation in the amount of $70,125 for the bonus of Mr. Christensen.

(9)	Non-equity incentive plan compensation earned in 2007, paid in 2008 includes deferred compensation in the amount of $9,806 for the bonus of Mr. Spear.

(10)	Non-equity incentive plan compensation earned in 2006, paid in 2007 includes deferred compensation in the amount of $16,880 for the bonus of Mr. Spear.

(11)	The values in this column represent, for each individual, the sum of the increase in present value of accumulated benefits under the Salary Continuation Plan (“SCP”) and the above-market or preferential interest credited under the Deferred Compensation Plan (“DCP”) for the years ended December 31, 2008, 2007 and 2006.

	2008 Change in
	Pension Value	Above-Market
Executive	(SCP) $	Earnings (DCP) $	Total ($)
Terry L. Cochran	—	—	—
Staci L. Coburn	—	—	—
R. Shane Correa	16,822	—	16,822
Robert V. Card	28,977	—	28,977
Craig J. Ortega	49,382	2,454	51,836
Roger L. Christensen	53,946	5,761	59,707
Greg B. Spear	15,092	1,447	16,539

	2007 Change in
	Pension Value	Above-Market
Executive	(SCP) $	Earnings (DCP) $	Total ($)
Terry L. Cochran	—	—	—
Staci L. Coburn	—	—	—
R. Shane Correa	27,600	—	27,600
Robert V. Card	11,430	—	11,430
Craig J. Ortega	44,768	1,551	46,319
Roger L. Christensen	57,190	5,994	63,184
Greg B. Spear	30,652	1,200	31,852

	2006 Change in
	Pension Value	Above-Market
Executive	(SCP) $	Earnings (DCP) $	Total ($)
Terry L. Cochran	—	—	—
Staci L. Coburn	—	—	—
R. Shane Correa	35,357	—	35,357
Robert V. Card	—	—	—
Craig J. Ortega	84,756	663	85,419
Roger L. Christensen	93,642	3,881	97,523
Greg B. Spear	44,708	696	45,404

(12)	Mr. Christensen resigned his position effective October 6, 2008. In conjunction with a severance and release agreement, Mr. Christensen waived his right to SCP benefits. The Summary Compensation Table includes amount of expense accrued through the date of Mr. Christensen’s resignation. Columbia subsequently reversed $405,796 of liability related to Mr. Christensen’s SCP benefits.

(13)	$1,107 in health insurance premiums paid.

(14)	Includes $4,429 in health insurance premiums paid; $5,649 in annual employer 401(k) contributions; $1,671 in country club dues and $195 in dividends paid on unvested stock awards.

(15)	Includes $4,429 in health insurance premiums paid; $8,739 in annual employer 401(k) contributions; $2,350 in country club dues and $720 in dividends paid on unvested stock awards.

(16)	Includes $4,429 in health insurance premiums paid; $6,952 in annual employer 401(k) contributions and $444 in dividends paid on unvested stock awards.

(17)	Includes $4,429 in health insurance premiums paid; $9,200 in annual employer 401(k) contributions; $1,938 in country club dues and $720 in dividends paid on unvested stock awards.

(18)	Includes $3,691 in health insurance premiums paid; $9,200 in annual employer 401(k) contributions; $1,938 in country club dues and $894 in dividends paid on unvested stock awards.

(19)	Includes $4,060 in health insurance premiums paid; $8,773 in annual employer 401(k) contributions and $807 in dividends paid on unvested stock awards.

           On June 6, 2008, CRB entered into employment agreements with Messrs. Correa, Card and Ortega. The employment agreements provide a term from April 16, 2008 to April 15, 2010. Under the agreements, if the employee terminates employment without cause, or if employment is terminated for cause, the employee is subject to non-competition provisions covering a defined geographic area, including any county in Oregon or Washington in which Columbia or any of its affiliates has a place of business at the time of termination, for one year following termination, and is liable for liquidated damages in the event these provisions are breached. The non-competition provisions do not apply if the employee terminates employment within 90 days after a change of control of Columbia. If employment is terminated by employee with cause or within 90 days after a change of control, or by Columbia without cause, employee is entitled to all earned and unpaid base salary and benefits, plus a severance payment equal to the lesser of four month’s base salary as of the date of termination times the number of full calendar years of employment by Columbia, or one month’s base salary as of the date of termination multiplied by twenty-four (24). Employee would receive no severance payment if employee terminates employment without cause, or if Columbia terminates employment with cause.
          On December 16, 2008, CRB entered into an employment agreement with Ms. Coburn. The terms are similar to those of other executives described above, except the employment term runs from November 3, 2008 to April 14, 2010 and the agreement does not provide severance benefits unless there is a change of control of Columbia.
GRANTS OF PLAN-BASED AWARDS

										All Other Option	Exercise or	Grant Date
									All Other Stock	Awards: Number	Base Price	Fair Value of
		Estimated Future Payouts Under Non-			Estimated Future Payouts Under Equity				Awards: Numbers	of Securities	of Option	Stock and
	Grant	Equity Incentive Plan Awards			Incentive Plan Awards			Grant	of Shares of Stock	Underlying	Awards	Option
Name	Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Date	or Units (#) [1,2]	Option (#)	($/sh)	Awards ($) [3]

Terry L. Cochran	—	—	—	—	—	—	—	—	—	—	—	—
Staci L. Coburn	—	—	—	—	—	—	—	4/25/08	2,500	—	—	27,725
R. Shane Correa	—	—	—	—	—	—	—	4/25/08	2,500	—	—	27,725
Robert V. Card	—	—	—	—	—	—	—	4/25/08	2,500	—	—	27,725
Craig J. Ortega	—	—	—	—	—	—	—	4/25/08	2,500	—	—	27,725
Roger L. Christensen	—	—	—	—	—	—	—	4/25/08	3,500	—	—	38,815
Greg B. Spear	—	—	—	—	—	—	—	4/25/08	3,000	—	—	33,270

(1)	This column includes restricted stock awards pursuant to Columbia’s 1999 Stock Incentive Plan, as amended in 2008; however, this plan is not tied to specific performance criteria.

(2)	On April 25, 2008, 3,500 shares of restricted stock were granted to Mr. Christensen; 3,000 shares were granted to Mr. Spear and 2,500 shares granted to Messrs. Ortega, Correa and Card, and Ms. Coburn. Mr. Cochran was granted restricted stock in his capacity as a director, see table below “Director Compensation.”

(3)	Columbia pays dividends on unvested restricted stock. Dividends paid were as follows for 2008: Ms. Coburn $195, Mr. Christensen $894, Mr. Spear received $807, Messrs. Ortega and Correa $720 and Mr. Card $444. Dividends paid on unvested restricted stock are included in the “All Other Compensation” column of the “Summary Compensation Table.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
			Equity Incentive Plan					Equity Incentive Plan	Equity Incentive Plan
	Number of	Number of	Awards: Number of			Number of	Market Value	Awards: Number of	Awards: Market or
	Securities	Securities	Securities Underlying			Shares or	of Shares or	Unearned Shares,	Payout Value of
	Underlying	Underlying	Unexercised	Option	Option	Units of Stock	Units of Stock	Units, or Other Rights	Unearned Shares, Units,
	Options (#)	Options (#)	Unearned Options (#)	Exercise	Expiration	That Have Not	That Have Not	That Have Not	or Other Rights That
Name	Exercisable	Unexercisable	Unexercisable	Price ($)	Date	Vested (#)	Vested ($)	Vested (#)	Have Not Vested ($)
Terry L. Cochran	2,750	—	—	15.10	11/21/2013	—	—	—	—
	3,080	—	—	19.86	11/17/2015

Staci L. Coburn	154	—	—	5.99	2/15/2011	2,500	5,025	—	—
	1,960	—	—	12.32	12/30/2012
	1,100	—	—	16.44	1/31/2015

R. Shane Correa	2,178	—	—	5.99	2/15/2011	4,000	8,040	—	—
	2,178	—	—	12.32	12/30/2012
	4,400	—	—	15.85	1/2/2014
	2,200	—	—	16.44	1/31/2015
	5,500	—	—	19.86	11/17/2015

Robert V. Card	1,960	—	—	12.32	12/30/2012	3,400	6,834	—	—
	1,100	—	—	16.44	1/31/2015

Craig J. Ortega	1,331	—	—	5.68	1/3/2010	4,000	8,040	—	—
	2,662	—	—	5.99	2/15/2011
	26,940	—	—	8.15	12/20/2011
	3,630	—	—	12.32	12/30/2012
	5,445	—	—	12.40	1/2/2013
	4,400	—	—	15.85	1/2/2014
	2,200	—	—	16.44	1/31/2015
	5,500	—	—	19.86	11/17/2015

Roger L. Christensen [1]	—	—	—	—	—	—	—	—	—

Greg B. Spear [2]	17,000	—	—	8.15	12/20/2011	—	—	—	—
	3,630	—	—	12.32	12/30/2012
	5,445	—	—	12.40	1/2/2013
	4,400	—	—	15.85	1/2/2014
	2,200	—	—	16.44	1/31/2015
	5,500	—	—	19.86	11/17/2015

(1)	Pursuant to Mr. Christensen’s severance agreement with Columbia, all stock options and awards were forfeited upon his resignation on October 6, 2008.

(2)	Following Mr. Spear’s resignation on November 3, 2008, all of his options expired unexercised on February 1, 2009 (option award agreements provided 90 days after termination of employment to exercise options).
          Generally, option grants vest immediately and expire ten years from the date of the grant. However, on January 2, 2004, a grant was awarded to Messrs. Christensen, Spear, Ortega and Correa which vested 20% on the date of the grant, and 20% per year for four years from the date of the grant. These options expire in 2014. The exercise price for stock options equals the fair market value of Columbia’s common stock on the date of grant. Options are exercisable at the discretion of the named executives.

OPTION EXERCISES AND STOCK VESTED

	Option Awards			Stock Awards
	Number of			Number of
	Shares Acquired	Value Realized		Shares Acquired		Value Realized
Name	on Exercise (#)	on Exercise ($)		on Vesting (#)		on Vesting ($)

Terry L. Cochran[3]	—	—		—		—
Staci L. Coburn	—	—		838	[4]	7,568	[4]
R. Shane Correa	—	—		1,850	[5]	13,629	[5]
Robert V. Card	—	—		1,138	[6]	10,679	[6]
Craig J. Ortega	1,331	10,342	[1]	1,850	[5]	13,629	[5]
Roger L. Christensen	5,000	27,900	[2]	1,700	[7]	15,721	[7]
Greg B. Spear	—	—		1,500	[8]	13,575	[8]

(1)	1,331 shares exercised January 7, 2008, net value realized of $10,342

(2)	5,000 shares exercised January 9, 2008, net value realized of $27,900

(3)	Mr. Cochran was awarded stock in his capacity as a director of Columbia; these amounts are reported in the table “Director Compensation” below.

(4)	500 shares vested on April 25, 2008, $5,545 value realized; 100 shares vested on April 30, 2008, $1,037 value realized; 100 shares vested on August 1, 2008, $434 value realized; 138 shares vested on November 17, 2008, value realized $552

(5)	500 shares vested on April 25, 2008, $5,545 value realized; 400 shares vested on April 30, 2008, $4,148 value realized; 400 shares vested on August 1, 2008, $1,736 value realized; 550 shares vested on November 17, 2008, value realized $2,200

(6)	500 shares vested on April 25, 2008, $5,545 value realized; 400 shares vested on April 30, 2008, $4,148 value realized; 100 shares vested on August 1, 2008, $434 value realized; 138 shares vested on November 17, 2008, value realized $552

(7)	700 shares vested on April 25, 2008, $7,763 value realized; 600 shares vested on April 30, 2008, $6,222 value realized; 400 shares vested on August 1, 2008, $1,736 value realized

(8)	600 shares vested on April 25, 2008, $6,654 value realized; 500 shares vested on April 30, 2008, $5,185 value realized; 400 shares vested on August 1, 2008, $1,736 value realized
EQUITY COMPENSATION INFORMATION
     The following table shows the status of option grants under Columbia’s stock incentive plan as of December 31, 2008.

Number of securities
remaining available for
	Number of securities to be		future issuance under equity
	issued upon exercise of	Weighted-average exercise	compensation plans
	outstanding options,	price of outstanding options,	(excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	417,893	$11.94	228,643

PENSION BENEFITS TABLE

		Number of		Payments
		Years	Present Value of	During Last
		Credited	Accumulated	Fiscal Year
Name	Plan Name	Service (#) [1]	Benefit ($) [2]	($)

Terry L. Cochran	n/a	—	—	—
Staci L. Coburn	n/a	—	—	—
R. Shane Correa	Salary Continuation Agreement	—	134,544	—
Robert V. Card	Salary Continuation Agreement	—	55,406	—
Craig J. Ortega	Salary Continuation Agreement	—	351,370	—
Roger L. Christensen [3]	Salary Continuation Agreement	—	—	—
Greg B. Spear	Salary Continuation Agreement	—	190,784	—

(1)	Number of Years Credited Service has no bearing on CRB’s calculation of benefit.

(2)	Current present value of accumulated benefit is derived using the following discount rates: 6.4 % for Mr. Correa; 5.9% for Mr. Card; 6.1% for Mr. Ortega and 6.3% for Mr. Spear. Calculations assume all individuals remain employed to their normal retirement age. Salary Continuation payments are not available as a lump sum.

(3)	Mr. Christensen resigned his position effective October 6, 2008. In conjunction with a severance and release agreement, Mr. Christensen waived his right to SCP benefits.
          Columbia River Bank adopted a Salary Continuation Plan (“SCP”) for selected executive officers, providing a non-qualified, unfunded plan designed to provide participants with a 20-year income payment beginning at age 62 (normal retirement age) for Messrs. Correa and Ortega and Ms. Herb, and age 65 for Mr. Card. Vested benefits accrue according to a fixed schedule unique to each individual, with the ultimate benefit dependent only upon the timing of, and reason for, termination of employment with Columbia or CRB. If termination occurs on or after normal retirement age, the initial annual benefits payable are $72,000, $18,000 and $75,395 for Messrs. Correa, Card and Ortega, respectively. Normal retirement benefits increase 3% annually during the 20-year certain payment period. Reduced benefits are available upon termination prior to normal retirement age; however, other than termination by reason of death or disability, payments will not commence prior to normal retirement age. Additionally, if a participant terminates employment for reasons other than death or disability prior to early retirement age (age 62 for Mr. Card, age 55 for the other named executives), the benefit will not increase 3% annually, but will remain level throughout the 20-year payment period. Executive officers may also receive a lump sum death benefit as previously described in the Death Benefit Compensation paragraph under the Compensation Discussion and Analysis. Upon his resignation, Mr. Christensen waived his right to benefits under the Salary Continuation Plan. Mr. Spear terminated employment in 2008 with a vested annual SCP benefit of $51,301, payable for 20 years commencing at age 62.

NONQUALIFIED DEFERRED COMPENSATION

					Aggregate
		Executive	Registrant	Aggregate	Withdrawals/	Aggregate
		Contribution in	Contributions	Earnings in	Distributions in	Balance at
Name and Principal Position	Year	Last FY ($) [1]	in Last FY ($)	Last FY ($) 2	Last FY ($)	Last FY ($) [3]

Terry L. Cochran President and Chief Executive Officer of Columbia and CRB	2008	—	—	—	—	—

Staci L. Coburn Chief Financial Officer of Columbia and CRB	2008	—	—	—	—	—

R. Shane Correa Executive Vice President, Chief Banking Officer of CRB	2008	—	—	—	—	—

Robert V. Card Executive Vice President, Director of Risk Management Management of CRB	2008	—	—	—	—	—

Craig J. Ortega Executive Vice President of CRB	2008	15,575	—	6,679	—	87,188

Roger L. Christensen Former President and Chief Executive Officer of Columbia Chief Executive Officer of CRB	2008	27,246	—	21,042	—	309,670

Greg B. Spear Former Vice Chair and Chief Financial Officer of Columbia and CRB	2008	9,806	—	4,685	—	66,202

(1)	Voluntary deferred compensation contributions under CRB’s Non-Qualified Plan were made in 2007 by Messrs. Christensen, Spear and Ortega in accordance with the plan document; each of the executives deferred a pre-determined percentage of their incentive compensation earned in 2006, and paid in 2007. The amounts reported in this column were also reported as compensation in the “Summary Compensation” table for the year 2006.

(2)	The aggregate earnings in 2007 for Messrs. Christensen, Spear and Correa are comprised of the interest calculated on the deferred compensation at a rate of 8% per annum, compounded monthly. The above-market or preferential portion of earnings reported in this column is also reported in the “Summary Compensation” table as follows: $5,994 for Mr. Christensen, $1,200 for Mr. Spear and $1,551 for Mr. Ortega.

(3)	The following table provides information about the amounts reported in this column which are disclosed in the “Summary Compensation” table for this year (footnote number 11, “Above-Market Earnings (DCP)”) and amounts previously reported in the “Summary Compensation” table in prior years.

		Previous Years
Executive	2008 ($)	($)	Total ($)
Terry L. Cochran	—	—	—
Staci L. Coburn	—	—	—
R. Shane Correa	—	—	—
Robert V. Card	—	—	—
Craig J. Ortega	2,454	72,038	74,492
Roger L. Christensen	5,761	247,886	253,647
Greg B. Spear	1,447	53,686	55,133
          CRB offered a non-qualified Deferred Compensation Plan to selected executive officers. Effective December 31, 2008, the plan was terminated and accrued benefits were paid to participants on January 2, 2009. The plan was voluntary and allowed participants to defer a portion of their annual incentive compensation, which accrued interest at an annual rate of 8% compounded monthly.

POTENTIAL POST-EMPLOYMENT PAYMENTS
          The following table sets forth potential post-employment payments which the named executive officers would have received under certain circumstances if their employment terminated as of December 31, 2008. The amounts disclosed assume the triggering event(s) occurred on the last business day of last fiscal year (December 31, 2008) and the price per share of Columbia’s stock was the closing market price as of that day ($2.01 per share).

	Lump Sum	Increase (Decrease) in	Acceleration of		Total
	Severance	Present Value of	Continuation of Equity	Performance	Termination
Named Executive Officer	Payment ($)	Pension Benefit ($) [1]	Awards ($) [2]	Bonus ($)	Benefits ($)
Terry L. Cochran
* Voluntary Retirement	—	—	—	—	—
* Disability	—	—	—	—	—
* Death	—	—	—	—	—
* Voluntary Termination without cause	—	—	—	—	—
* Termination without cause	—	—	—	—	—
* Termination with cause	—	—	—	—	—
* Voluntary Termination due to Change in Duties or Demotion as a result of Change in Control (CIC)	—	—	—	—	—
* Involuntary Termination without cause as a result of CIC	—	—	—	—	—
* Voluntary Termination as a result of CIC	—	—	—	—	—
Staci L. Coburn
* Voluntary Retirement	—	—	—	—	—
* Disability	—	—	—	—	—
* Death	—	—	—	—	—
* Voluntary Termination without cause	—	—	—	—	—
* Termination without cause	—	—	—	—	—
* Termination with cause	—	—	—	—	—
* Voluntary Termination due to Change in Duties or Demotion as a result of Change in Control (CIC)	270,000	—	5,025	—	275,025
* Involuntary Termination without cause as a result of CIC	270,000	—	5,025	—	275,025
* Voluntary Termination as a result of CIC	101,250	—	5,025	—	106,275
R. Shane Correa
* Voluntary Retirement	—	(2,179)	—	—	(2,179)
* Disability	—	(14,125)	—	—	(14,125)
* Death	—	1,076,814	—	—	1,076,814
* Voluntary Termination without cause	—	(2,179)	—	—	(2,179)
* Termination without cause	281,000	(2,179)	—	—	278,821
* Termination with cause	—	(134,544)	—	—	(134,544)
* Voluntary Termination due to Change in Duties or Demotion as a result of Change in Control (CIC)	281,000	103,758	8,040	—	392,798
* Involuntary Termination without cause as a result of CIC	281,000	103,758	8,040	—	392,798
* Voluntary Termination as a result of CIC	105,375	103,758	8,040	—	217,173

	Lump Sum	Increase (Decrease) in	Acceleration of		Total
	Severance	Present Value of	Continuation of Equity	Performance	Termination
Named Executive Officer	Payment ($)	Pension Benefit ($) [1]	Awards ($) [2]	Bonus ($)	Benefits ($)
Robert V. Card
* Voluntary Retirement	—	(55,406)	—	—	(55,406)
* Disability	—	4,032	—	—	4,032
* Death	—	217,457	—	—	217,457
* Voluntary Termination without cause	—	(55,406)	—	—	(55,406)
* Termination without cause	280,000	(1,139)	—	—	278,861
* Termination with cause	—	(55,406)	—	—	(55,406)
* Voluntary Termination due to Change in Duties or Demotion as a result of Change in Control (CIC)	280,000	102,343	6,834	—	389,177
* Involuntary Termination without cause as a result of CIC	280,000	102,343	6,834	—	389,177
* Voluntary Termination as a result of CIC	105,000	102,343	6,834	—	214,177
Craig J. Ortega
* Voluntary Retirement	—	(6,607)	—	—	(6,607)
* Disability	—	4,247	—	—	4,247
* Death	—	937,295	—	—	937,295
* Voluntary Termination without cause	—	(6,607)	—	—	(6,607)
* Termination without cause	281,000	(6,607)	—	—	274,393
* Termination with cause	—	(351,370)	—	—	(351,370)
* Voluntary Termination due to Change in Duties or Demotion as a result of Change in Control (CIC)	281,000	222,909	8,040	—	511,949
* Involuntary Termination without cause as a result of CIC	281,000	222,909	8,040	—	511,949
* Voluntary Termination as a result of CIC	105,375	222,909	8,040	—	336,324
Roger L. Christensen
* Voluntary Retirement	—	—	—	—	—
* Disability	—	—	—	—	—
* Death	—	—	—	—	—
* Voluntary Termination without cause	—	—	—	—	—
* Termination without cause	—	—	—	—	—
* Termination with cause	—	—	—	—	—
* Voluntary Termination due to Change in Duties or Demotion as a result of Change in Control (CIC)	—	—	—	—	—
* Involuntary Termination without cause as a result of CIC	—	—	—	—	—
* Voluntary Termination as a result of CIC	—	—	—	—	—
Greg B. Spear
* Voluntary Retirement	—	—	—	—	—
* Disability	—	—	—	—	—
* Death	—	—	—	—	—
* Voluntary Termination without cause	—	—	—	—	—
* Termination without cause	—	—	—	—	—
* Termination with cause	—	—	—	—	—
* Voluntary Termination due to Change in Duties or Demotion as a result of Change in Control (CIC)	—	—	—	—	—
* Involuntary Termination without cause as a result of CIC	—	—	—	—	—
* Voluntary Termination as a result of CIC	—	—	—	—	—

(1)	This column represents the increase (decrease) in the present value of pension benefits above (below) the value reported in the Pension Benefits Table if the termination event had occurred on December 31, 2008.

(2)	This column represents the value of all outstanding shares, the vesting of which would have been accelerated if the termination event had occurred on December 31, 2008. Value is based on the closing market price of $2.01 as of that day.
          In the event of a change in control of Columbia, executive officers are entitled to the change in control benefits outlined above under “Compensation Discussion and Analysis — Change of Control Benefits.” Executive officers are also entitled to severance compensation as outlined above under “Compensation Discussion and Analysis — Severance Plan.” In addition, the executive officers are entitled to certain pension benefits which are outlined above in the “Pension Benefits” and “Outstanding Equity Awards at Fiscal Year-End” tables.

          Vested accrued benefits for the Salary Continuation Plan (“SCP”) as of December 31, 2008, were $35,745, $0 and $52,265 for Messrs. Correa, Card and Ortega, respectively. If Mr. Card terminates employment voluntarily prior to his attainment of age 62 (his early retirement age), he will forfeit all benefits under the SCP. Had Mr. Card been involuntarily terminated without cause as of December 31, 2008, he would have been vested in an annual benefit equal to $6,540, payable for 20 years at age 65. None of the named executive officers were eligible for early retirement as of December 31, 2008, and as such, if termination had occurred on that date the benefit would commence at normal retirement age and remain level for 20 years. Enhanced benefits are payable upon termination of employment within three years following a change in control. Had a change in control occurred on December 31, 2008, followed by the termination of each named executive officer, the maximum benefit payable for 20 years commencing at normal retirement age would have been $64,353, $19,011 and $87,059, for Messrs. Correa, Card and Ortega, respectively. Change in control benefits are subject to reduction to the extent the enhanced value due to change in control would cause any payment to be deemed a parachute payment under IRC §280G.
          Additionally, an acceleration of vesting of options shall occur immediately upon termination of an executive officer due to a change in control of Columbia. In the event of retirement or general termination, the executive officer may exercise options or stock appreciation rights at any time prior to their expiration date, or the expiration of ninety (90) days after the date of termination, whichever is the shorter period. If an executive officer’s employment is terminated due to death or disability, any option or stock appreciation rights held by the executive officer may be exercised at any time prior to its expiration date or the expiration of one year after the date of termination, whichever is the shorter period, for the greater of (a) the number of remaining shares the executive officer was entitled to exercise, or (b) the number of remaining shares for which the executive officer would have been entitled to exercise if such options had been 50% exercisable on the termination date.
          Performance bonuses paid under CRB’s Incentive Compensation Plan agreement are earned during the prior fiscal year and paid on or by January 15 of the next fiscal year, as outlined above under “Compensation Discussion and Analysis — Performance-Based Incentive Compensation”, and disclosed in the “Summary Compensation” table under “Non-Equity Incentive Plan Compensation.” In the event the named executive officers had terminated their employment with Columbia or CRB for any reason on December 31, 2008, each would have received the full incentive compensation accrued during the year and payable on January 15, 2009, as per all employment agreements and company plans. Due to poor financial performance, no incentive compensation benefits were paid in 2009 for the 2008 fiscal year.

DIRECTOR COMPENSATION

					Change in Pension
				Non-Equity	Value and
	Fees Earned			Incentive Plan	Nonqualified Deferred	All Other
	or Paid in	Stock	Option	Compensation	Compensation	Compensation
Name	Cash ($)	Awards [1] ($)	Awards ($)	($)	Earnings ($)	($)	Total ($)

Charles F. Beardsley	13,900	4,159	—	—	—	—	18,059
Richard E. Betz	10,200	4,159	—	—	—	—	14,359
William A. Booth	14,250	4,159	—	—	—	—	18,409
Lori R. Boyd	12,850	4,159	—	—	—	—	17,009
Dennis L. Carver	10,750	4,159	—	—	—	—	14,909
Terry L. Cochran	10,050	4,159	—	—	—	—	14,209
James J. Doran	13,900	4,159	—	—	—	—	18,059
Jean S. McKinney	12,500	4,159	—	—	—	—	16,659
Donald T. Mitchell	12,850	4,159	—	—	—	—	17,009

(1)	375 shares awarded to each director on April 25, 2008 with a grant date fair value of $11.09 per share.
          Effective July 1, 2008, the Board elected to suspend payment of director fees due to poor financial performance of Columbia. Prior to July 1, 2008, the CRB Chairperson was paid an attendance fee of $2,200 for each regular monthly meeting of the Board. Each outside CRB Director was paid an attendance fee of $1,800 for each regular monthly meeting of the CRB Board. Each CRB Director also received $350 for each meeting attended of any committee of the Board to which the Director belongs. Audit Committee members were paid $400 for each meeting. Columbia does not pay any separate attendance fees to its directors. Directors who are employees of Columbia or CRB received no director fees or other special remuneration for service as a director on any board. Total director compensation for CRB meetings in 2008 was $111,250.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
          Certain Directors, executive officers and principal shareholders of Columbia, members of their immediate families, and business entities with which they are affiliated, are parties to transactions with Columbia, including borrowings, investments in time deposits and purchases. All such loans, investments in time deposits and purchases have been made in the ordinary course of business and have been made on substantially the same terms, including interest rates paid or charged and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectability or present other unfavorable features. Related party loans are also governed by Regulation O of the Federal Reserve Act. Columbia maintains a related party purchasing policy that requires Audit Committee ratification of purchases exceeding an annual aggregate of $25,000. As of December 31, 2008, the aggregate outstanding amount of all loans to executive officers, Directors, principal shareholders and companies with which they are affiliated was $6.2 million, which represented approximately 8.2% of Columbia’s consolidated shareholders’ equity at that date. All such loans are currently in good standing, and are being paid in accordance with their terms.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16 of the Securities Exchange Act of 1934, as amended, requires that all executive officers and Directors of Columbia and all persons who beneficially own more than 10% of Columbia’s common stock file an initial report of their ownership of Columbia’s securities on Form 3 and report changes in their ownership of Columbia’s securities on Form 4 or Form 5. These filings must be made with the United States Securities and Exchange Commission with a copy sent to Columbia. Based solely on its review of copies of these reports and representations of such reporting persons, Columbia believes during fiscal 2008, such SEC filing requirements were satisfied.

Report of the Compensation/Human Resources Committee
          The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based on that review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
          This report is submitted by the Columbia Compensation Committee consisting of Chairperson and Director Nominee Richard E. Betz and Director Nominees Dennis L. Carver and James J. Doran.
Report of the Audit/Examination Committee
          Audit/Examination Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2008 with management and the independent auditors, Moss Adams LLP. In fulfilling its oversight responsibility of reviewing the services performed by the Company’s auditor, the Audit Committee carefully reviewed the policies and procedures for the engagement of the independent auditor. The Audit/Examination Committee also reviewed and discussed the scope, conduct and results of the audit performed by Moss Adams LLP, including the matters required for discussion by Statement of Auditing Standards No. 61, which was adopted as an interim standard by the Public Company Accounting Oversight Body (“PCAOB”). The Audit/Examination Committee reviewed the written disclosures regarding the independence of Moss Adams LLP contained in its letter to the Audit/Examination Committee as required by applicable requirements of the Public Company Accounting Oversight Board.
          Based on the above, the Audit/Examination Committee recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission. The activities of the Audit/Examination Committee are governed by its charter.
          This report is submitted by the Columbia Audit/Examination Committee, consisting of Chairperson and Director Nominee Jean S. McKinney and Directors Lori R. Boyd and Charles F. Beardsley.
Code of Ethics
          The Board of Directors has adopted a code of business conduct and ethics for directors, officers (including Columbia’s principal executive officer, principal financial officer and principal accounting officer) and financial personnel, known as the Code of Ethics Policy. The Code of Ethics Policy is available on Columbia’s website at www.columbiabancorp.com. The contents of our website are not filed or furnished with this proxy statement nor are they incorporated by reference into this or any of our other filings with the Securities and Exchange Commission. Shareholders may request a free copy of the Code of Ethics Policy from Columbia, Attn: Investor Relations, PO Box 1050, The Dalles, Oregon 97058.

PRINCIPAL AUDITOR FEES AND SERVICES
          Moss Adams LLP, independent auditors, was selected by the Audit/Examination Committee of the Board of Directors to conduct an audit of Columbia’s financial statements and work in compliance with Sarbanes-Oxley for the year ended December 31, 2008. Audit services provided by Moss Adams LLP for the year ended 2008 included the examination of Columbia’s consolidated financial statements and the review of materials used in various filings with the United States Securities and Exchange Commission. A representative of Moss Adams LLP will be in attendance at the annual meeting, will have an opportunity to make a statement if he or she wishes to do so, and will be available to respond to appropriate questions.
          The Audit/Examination Committee of the Board of Directors approved the audit and non-audit services provided to Columbia prior to their being rendered.
          The following table shows the fees paid or accrued by Columbia for the audit and other services provided by Moss Adams LLP for the fiscal years 2008 and 2007.

	2008	2007

Audit Fees (1)	$281,000	$290,500
Audit-Related Fees (2)	41,591	36,118
Tax Fees (3)	—	3,470
All Other Fees (4)	—	1,905

Total	$322,591	$331,993

(1)	Audit fees represent fees for professional services provided in connection with the audit of Columbia’s financial statements, review of the quarterly financial statements, audit services provided in connection with our statutory or regulatory filings and the audit of management’s report on the effectiveness of Columbia’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Audit-related fees consist primarily of fees for consultation regarding financial accounting matters.

(3)	Tax fees consist primarily of fees for professional services provided for tax compliance and tax advice.

(4)	All other fees consist primarily of fees for assistance with business planning strategies and performance measurement consulting.
          The Audit/Examination Committee considered whether the provision of these services by Moss Adams LLP is compatible with maintaining Moss Adams LLP’s independence. Moss Adams LLP performed no information systems design or implementation services for Columbia in 2008.
          The Audit Committee of the Board of Directors has appointed Moss Adams LLP as the independent auditors to audit the Company’s consolidated financial statements for the fiscal year ended December 31, 2009.

PROPOSALS OF SHAREHOLDERS
          Shareholders may present matters for consideration at any annual meeting of Columbia. Shareholders are reminded that under Article VII of the Articles of Incorporation of Columbia, there are certain procedural requirements relating to the presentation of business at an annual meeting by a shareholder. Unless the Board of Directors permits otherwise, any business, including nominations of directors, may be properly brought before an annual shareholders meeting by a shareholder only upon the shareholder’s timely notice in writing to Columbia’s Secretary. To be timely, the notice must be delivered to or mailed and received at the principal executive offices of Columbia not later than the close of business on the tenth (10th) business day following the day on which notice or disclosure of the date of the annual meeting is given or made to shareholders. Therefore, for the 2009 Annual Meeting, the notice would have to be received on or before April 13, 2009.
          The notice provided by the shareholder must set forth (i) a brief description of each matter desired to be brought before the annual meeting and the reason for conducting such business at the meeting, (ii) the name and address of the proposing shareholder, (iii) the class and number of shares of stock of Columbia which are beneficially owned by the proposing shareholder, (iv) any material interest of the shareholder in the business proposed, and (v) as for each person whom the shareholder proposes to nominate for election as a director (a) the name, age, business address, and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of stock, if any, of Columbia which are beneficially owned by such person, (d) the proposed nominee’s written consent, and (e) any other information relating to such person that is required to be disclosed or is otherwise required by any applicable law.
          With respect to proposals to be considered at the 2010 annual meeting of shareholders, if a shareholder wishes to present a proposal at that annual meeting and also wishes to have the proposal included in Columbia’s official proxy statement for the annual meeting, the written notice of proposal must be submitted to Columbia, Attn: Corporate Secretary, PO Box 1050, The Dalles, Oregon 97058, no later than November 10, 2009.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON APRIL 23, 2009
Columbia’s 2008 Form 10-K is being mailed to shareholders with this Proxy Statement.
The Proxy Materials and 2008 Form 10-K are available at
https://www.proxydocs.com/cbbo
Additional copies of Columbia’s Form 10-K (when available) filed with the United States
Securities and Exchange Commission (not including exhibits) may be obtained without charge from:
Investor Relations
Columbia Bancorp
Post Office Box 1050
The Dalles, Oregon 97058
Toll-Free (877) 272-3672
Investorrelations@columbiabancorp.com

COLUMBIA BANCORP
ANNUAL MEETING OF SHAREHOLDERS
Thursday, April 23, 2009 2:30 p.m.
Columbia Gorge Discovery Center 5000 Discovery Drive The Dalles, OR 97058
proxy
This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 23, 2009. The shares of stock you hold in your account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” Item 1.
By signing the proxy, you revoke all prior proxies and appoint Richard E. Betz, Chairman of the Board, and Terry L. Cochran, President and Chief Executive Officer, and each of them in the absence of the other, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.
See reverse for voting instructions. 00065710

ADDRESS BLOCK
Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
INTERNET-www.eproxy.com/cbbo
Use the Internet to vote your proxy until 12:00 p.m. (CT) on April 22, 2009.
PHONE - 1-800-560-1965
Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on April 22, 2009.
MAIL - Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Voting Instruction Card.
TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.
Please detach here
The Board of Directors Recommends a Vote FOR Item 1.
1. ELECTION OF DIRECTORS TO ONE YEAR TERM
The following directors shall stand for election for a one year term: 1Richard E. Betz Term expires 2010 2Dennis L. Carver Term expires 2010 3James J. Doran Term expires 2010 4Jean S. McKinney Term expires 2010 5Donald T. Mitchell Term expires 2010 6Dr. Frank K. Toda Term expires 2010
Vote FOR Vote WITHHELD all nominees from all nominees
(except as marked)
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES ABOVE.
Address Change? Mark Box ¦ Indicate changes below:
Date Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, adminis -trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.